Exhibit 99.1

Contact:
    John L. McManus
    President and Chief Executive Officer
    (949) 481-9825

Aeolus Pharmaceuticals Announces Fiscal Year 2007 Financial Results

Laguna Niguel, California, December 13, 2007 -- Aeolus Pharmaceuticals, Inc. (OTC Bulletin Board: AOLS) announced today financial results for the three months and twelve months ended September 30, 2007.  The Company reported a net loss of $1,022,000, or $0.03 per share, compared to a loss of $214,000, or $0.01 per share, for the three months ended September 30, 2006.  Results for the three months ended September 30, 2006 included a $1,211,000 gain from the decrease in the fair value of common stock warrants.  The Company reported a net loss attributable to common shareholders of $3,024,000, or $0.10 per share, for the fiscal year ended September 30, 2007, compared to a loss of $5,809,000, or $0.31 per share, for the fiscal year ended September 30, 2006, an improvement of 48%.

“During 2007 we completed our restructuring, resulting in a reduction in our overhead, which will allow us to focus our financial resources on moving our technology forward”, stated John L. McManus, President and Chief Executive Officer.  “As we move into fiscal 2008, we have established development partnerships and initiated programs to test AEOL 10150 as a protective agent against mustard gas exposure, to confirm AEOL 11207’s potential as a treatment for Parkinson’s disease, and to determine attractive candidates from our pipeline to address colitis and chronic obstructive pulmonary disease (“COPD”).  Each program is being partnered to leverage our capital, and we expect 2008 to be a year of significant research and development progress.”

Fiscal 2007 research and development (“R&D”) expenses were lower than fiscal 2006 as the Company’s operational focus and R&D spending during fiscal year 2007 was on finalizing the Phase I multiple dose clinical trail for the treatment of ALS, planning the future clinical and development plan for AEOL 10150 and AEOL 11207 as well as advancing additional drug candidates in the pipeline, while the primary operational focus and R&D spending during fiscal year 2006 was on conducting a Phase I multiple dose clinical trial for the treatment of ALS and the advancement of the Aeolus Pipeline Initiative.  This change in focus resulted in lower clinical and pre-clinical expenses during fiscal year 2007 when compared to fiscal year 2006.  Patent fees also decreased during the current year as the Company was in the process of validating several patents internationally during fiscal 2006 while no such activity occurred during fiscal 2007.  Offsetting these declines was an increase in contract manufacturing and chemistry costs.  For the quarter ended September 30, 2007, R&D expenses were $511,000, compared to $803,000 during the same quarter in the prior year.

General and administrative (“G&A”) expenses decreased $297,000, or 13%, to $1,919,000 for fiscal year 2007 from $2,216,000 for fiscal year 2006.   G&A expenses were lower during fiscal year 2007 versus fiscal year 2006 due to our efforts to decrease the level of services provided by consultants resulting in a decline in legal and professional fees. For the quarter ended September 30, 2007, G&A expenses were $524,000, compared to $646,000 during the same quarter in the prior year.

During fiscal 2007, we recognized $225,000 in income as a result of the forgiveness of a portion of the principal balance of a note payable to Elan Corporation, plc. (“Elan”).  In connection with the termination of a note payable and issuance of a new note payable, we paid $300,000 in cash to Elan, Elan and the Company entered into a new note payable in the amount of $453,000 for a period of two years under substantially the same terms as the original note and Elan forgave $225,000 of the original note payable.

During fiscal 2006, CPEC LLC, received a milestone payment and equity consideration from ARCA Discovery, Inc., a privately held cardiovascular-focused company (“ARCA”).  In 2003, CPEC LLC (“CPEC”), of which we own 35%, out-licensed all rights to a potential therapeutic compound referred to as “bucindolol” to ARCA.  During fiscal 2006, CPEC agreed to modify the license agreement between CPEC and ARCA and received 400,000 shares of ARCA common stock as consideration for the amendment.  In addition, during fiscal 2006, CPEC received a milestone payment of $1,000,000 as a result of ARCA completing a financing.  We recorded $433,000 of income during fiscal 2006 as a result of our equity ownership of CPEC.

In connection with the private placements completed in November 2005 and June 2006, accounting guidance required that the common stock warrants issued in the private placements be carried as a liability until such time as the shares to be issued upon exercise of the warrants were registered with the Securities and Exchange Commission.  The warrants were valued using Black-Scholes option pricing model, were revalued at each balance sheet date, and were reclassified to equity upon the Securities and Exchange Commission declaring the respective registration statements effective.  The change in fair value of the warrants were charged to the statement of operations, and during fiscal year 2006, the fair value of the warrants increased by $604,000.  No such liability was required during the current year for the May 2007 financing.  The warrant liability and revaluations did not have any impact on the Company’s working capital, liquidity, or business operations.

As of September 30, 2007, the Company had $1,727,000 in cash and cash equivalents and 31,953,000 shares of common stock outstanding.

About Aeolus Pharmaceuticals

Aeolus is developing a variety of therapeutic agents based on its proprietary small molecule catalytic antioxidants, with AEOL 10150 being the first to enter human clinical evaluation.   AEOL 10150 is a patented, small molecule catalytic antioxidant that has shown the ability to scavenge a broad range of reactive oxygen species, or free radicals. As a catalytic antioxidant, AEOL 10150 mimics and thereby amplifies the body’s natural enzymatic systems for eliminating these damaging compounds.  Because oxygen-derived free radicals are believed to have an important role in the pathogenesis of many diseases, Aeolus’ catalytic antioxidants are believed to have a broad range of potential therapeutic uses.

The statements in this press release that are not purely statements of historical fact are forward-looking statements. Such statements include, but are not limited to, those relating to Aeolus’ product candidates, as well as its proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aeolus’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Important factors that could cause results to differ include risks associated with uncertainties of progress and timing of clinical trials, scientific research and product development activities, difficulties or delays in development, testing, obtaining regulatory approval, the need to obtain funding for pre-clinical and clinical trials and operations, the scope and validity of intellectual property protection for Aeolus’ product candidates, proprietary technologies and their uses, and competition from other biopharmaceutical companies. Certain of these factors and others are more fully described in Aeolus’ filings with the Securities and Exchange Commission, including, but not limited to, Aeolus’ Annual Report on Form 10-K for the year ended September 30, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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AEOLUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue
Grant income	$-	$-	$-	$92

Costs and expenses:
Research and development	511	803	1,381	3,480
General and administrative	524	646	1,919	2,216
Total costs and expenses	1,035	1,449	3,300	5,696

Loss from operations	(1,035)	(1,449)	(3,300)	(5,604)
Equity in income of CPEC LLC	-	-	-	433
Decrease (increase) in fair value of common stock warrants	-	1,211	-	(604)
Other income	-	-	225	53
Interest income (expense), net	13	24	51	(6)

Net loss	(1,022)	(214)	(3,024)	(5,728)

Preferred stock dividend accreted	-	-	-	(81)

Net loss attributable to common stockholders	$(1,022)	$(214)	$(3,024)	$(5,809)

Net loss per weighted share attributable to common stockholders:
Basic and diluted	$(0.03)	$(0.01)	$(0.10)	$(0.31)

Weighted average common shares outstanding:
Basic and diluted	31,953	29,227	30,239	18,926

Selected Balance Sheet Items:
(in thousands)
	September 30, 2007	September 30, 2006

Cash and cash equivalents	$1,727	$3,324
Total assets	$1,931	$3,554
Stockholders' equity	$1,180	$1,707